EXHIBIT 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (the “Agreement”) is entered into on February 21, 2026, by and among:

TRANSUITE.ORG INC., a company duly incorporated and validly existing under the laws of the State of Nevada (“TRSO”);

Crestar Holdings Limited, a company incorporated in Hong Kong (“Crestar”);

SolanAI Global Limited, a company incorporated in Hong Kong (“SolanAI”);

Honwo Technology Holding Limited, a company incorporated in Hong Kong (“Honwo”).

The foregoing parties are collectively referred to herein as the “Parties.”

WHEREAS, TRSO is a U.S. public company headquartered in the State of Nevada, quoted under ticker symbol TRSO, focused on delivering AI commercial solutions and Web3 blockchain technology services, and its business covers, among other things, AI technologies, blockchain infrastructure and digital asset-related management services;

WHEREAS, Honwo’s core team has been deeply engaged in the Web3 industry for more than ten(10) years, has extensive experience in product implementation, compliance interfacing and global marketing, has served a number of well-known Web3 projects and public companies, and possesses certain Web3-related technologies, products and services;

WHEREAS, TRSO currently owns 100% of Goldfinch Group Holdings Ltd. (a British Virgin Islands company) (“Goldfinch BVI”), Crestar is a wholly-owned subsidiary of Goldfinch BVI, and Crestar holds 51% of SolanAI. TRSO agrees that Honwo will hold a 19% equity interest in SolanAI, and Honwo agrees to transfer its Web3-related technologies, products and services to SolanAI for SolanAI’s exclusive ownership, use and operation. As consideration, TRSO agrees to issue an aggregate of 5,000,000 restricted shares of its common stock to Honwo and/or its designee(s). Among them, 3,000,000 shares are strategic support shares to be held by SolanAI or its designee(s); if the holder elects to dispose of such shares at its own discretion, the proceeds may be used for SolanAI’s business development. The remaining 2,000,000 shares are incentive shares to be granted in installments to Honwo and/or its founder Xiaolin Zhou and other core team members in accordance with the release schedule.

WHEREAS, the Parties wish to enter into this Agreement to set forth the terms and conditions of the cooperation.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1 Definitions

In this Agreement, unless otherwise provided by the context, the following terms shall have the following meanings:

1.1 “Subject Equity” means 19% equity interest in SolanAI as provided under this Agreement.

1.2 “Consideration Shares” means 5,000,000 restricted shares of TRSO common stock to be issued by TRSO to Honwo and its designee(s).

1.3 “Closing Date” means the execution date of this Agreement.

1.4 “Confidential Information” means any non-public information accessed in connection with this transaction, including but not limited to trade secrets, financial data, technical information, customer lists, etc.

1.5 “U.S. Securities Laws” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

Article 2 Equity Transfer

2.1 Equity Transfer

Subject to the terms and conditions of this Agreement, Crestar agrees to transfer its 19% equity interest in SolanAI to Honwo, and Honwo agrees to acquire such equity interest.

2.2 Closing

The Parties agree that this transaction is intended to close upon execution of this Agreement; however, the Parties acknowledge that implementation steps (including, as applicable, board approval, corporate authorizations, regulatory compliance, and required filings or registrations) shall be completed within a commercially reasonable period. Upon Closing, Honwo shall obtain full ownership of the 19% equity interest in SolanAI, which shall not affect TRSO’s controlling position in SolanAI. SolanAI shall, subject to separate intellectual property transfer or license agreements, obtain exclusive rights to the corresponding Web3 technologies, products and services to be transferred by Honwo.

Article 3 Issuance of Consideration Shares

3.1 Consideration Arrangement

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As consideration, TRSO agrees to issue an aggregate of 5,000,000 restricted shares of common stock to Honwo and/or its designee(s). Honwo agrees to transfer the Web3-related technologies, products and services it owns to SolanAI for SolanAI’s exclusive ownership, use and operational development, and Xiaolin Zhou shall lead the core team to develop and operate SolanAI.

3.2 Issuance Conditions

The issuance of the Consideration Shares shall satisfy:

(1) approval by the board of directors of TRSO;

(2) compliance with U.S. Securities Laws;

(3) application of statutory holding period / lock-up requirements.

3.3 Issuance Timing

Within thirty (30) days after Closing, TRSO shall complete issuance and recordation of the Consideration Shares.

3.4 Nature Statement

The Consideration Shares are restricted securities and do not constitute a public offering.

Article 4 Consideration Structure and Use of Proceeds

4.1 Strategic Support Shares (3,000,000 shares)

(1) The 3,000,000 Consideration Shares shall be held by SolanAI or its designee(s).

(2) Such shares do not carry any mandatory sale obligation.

(3) If the holder elects to dispose of such shares at its own discretion, the proceeds may be used for SolanAI’s business development.

(4) TRSO makes no guarantee as to sale price or monetization proceeds.

4.2 Incentive Shares (2,000,000 shares)

(1) The 2,000,000 shares are core team incentive shares. From the execution date, such shares shall be conditionally released in three (3) installments to Honwo and/or Xiaolin Zhou as follows:

On the execution date of this Agreement, release 1,000,000 shares.

Six (6) months after the execution date of this Agreement, release 500,000 shares.

Twelve (12) months after the execution date of this Agreement, release 500,000 shares.

(2) Release is subject to continued service conditions.

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Article 5 Technology and Asset Arrangements

5.1 Honwo agrees to authorize or transfer its Web3-related technologies, products and services to SolanAI.

5.2 All intellectual property transfers must be documented by separate agreements.

5.3 No material ownership disputes exist to Honwo’s knowledge.

Article 6 Business Objectives

6.1 Performance Targets

Honwo and Xiaolin Zhou shall lead the team responsible for SolanAI’s continued development and operations and shall use commercially reasonable efforts to pursue the following performance objectives for the fiscal year 2026:

•	Revenue: approximately USD 60,000,000;

•	Net profit: approximately USD 10,000,000.

These objectives are internal planning targets and do not constitute earnings guidance. Actual results may vary depending on market conditions, regulatory developments, operational execution, and other business factors.

6.2 Performance Verification

TRSO shall have the right to engage independent audit firms to audit and verify the performance delivered by Honwo and Xiaolin Zhou, and Honwo and Xiaolin Zhou shall cooperate by providing all necessary financial records and supporting documents.

Article 7 Corporate Governance

7.1 Shareholding Structure and Management

After Closing, SolanAI’s shareholding structure shall be adjusted as follows:

Crestar holds 51% equity interest.

Honwo holds 19% equity interest.

Shareholders shall enjoy dividend rights and voting rights in proportion to their shareholdings. Under the supervision of, and ultimate decision-making authority of, the board of directors, Honwo and Xiaolin Zhou shall lead the team to continue to be responsible for SolanAI’s specific operational development, management and continuous business development, including but not limited to technology and product R&D, sales, marketing operations, Web3 project development and management, and international business expansion. Xiaolin Zhou will serve as COO.

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7.2 Board of Directors

The board of directors is SolanAI’s highest decision-making body. If management has differences of opinion on matters such as company operations and strategic development, the board shall make and implement decisions by a two-thirds (2/3) vote of the directors.

The composition and rules of procedure of the board shall be set forth in SolanAI’s amended articles of association. The specific arrangements are as follows:

TRSO has the right to appoint the majority of directors;

Honwo has the right to appoint one (1) director;

The chairman of the board shall be a director appointed by TRSO.

7.3 Major Matters

The following matters require TRSO’s consent, and TRSO shall have a veto right:

Amendment to the articles of association;

Capital increase or reduction;

Sale or disposition of material assets;

Incurrence of material indebtedness or provision of guarantees;

Related-party transactions;

Profit distribution plan;

Dissolution or merger of the company.

Article 8 Representations and Warranties

8.1 Honwo Representations and Warranties

Honwo and Xiaolin Zhou jointly make the following representations and warranties to TRSO and undertake that such representations and warranties remain true, accurate and complete as of the Closing Date:

8.1.1 Due Organization and Valid Existence

Honwo is a duly registered and validly existing company with full legal capacity and authority to enter into and perform the transactions contemplated herein.

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8.1.2 Data Accuracy

All financial statements, operating data, user data, customer information and other documents and materials provided by Honwo to TRSO are true, accurate and complete, with no false records, misleading statements or material omissions. In particular:

The Web3 technologies, products and services to be transferred are exclusively developed and owned, are not subject to any pledge, seizure, freezing, mortgage or other rights restrictions, and may be transferred to SolanAI.

8.1.3 Technologies, Assets and Projects

Honwo lawfully owns all intellectual property rights it claims, including trademarks, software copyrights and patents, and owns the software, hardware products, systems, services and projects, with clear title, and, to its knowledge, no material ownership dispute or material infringement dispute exists.

Including, in particular:

Web3 financial services platform: Honwo owns all intellectual property rights in the Web3 financial services platform system. Honwo will assist SolanAI in building a new system, deploying technology and providing operational support, and will gradually migrate existing users and business to SolanAI’s platform. SolanAI shall be responsible for obtaining the required payment or financial licenses in each operating jurisdiction.

Web3 financial mobile phones: For the currently sold E8 financial phone, the intellectual property is owned by Shenzhen Ke Shu Shuang (as referenced in the Chinese version). SolanAI may obtain worldwide distribution agency rights for such phone, and sales revenue shall be consolidated into the public company system in accordance with law. SolanAI will lead the development of the E9 product and complete global certifications (CE/FCC/RoHS, etc.). All intellectual property rights of the E9 product (patents, software copyrights, industrial designs, trademarks, etc.) shall belong to SolanAI.

Web3 secure hardware (GBox product): Honwo owns all intellectual property rights of the GBOX box. For IP not yet filed, SolanAI shall uniformly apply for such IP; all new R&D results and system optimization results shall belong to SolanAI.

At the same time, two (2) Web3 projects are operated. Such projects are in development stage and subject to regulatory approval and market conditions.

1) Digital gold-mining RWA project: an online digital mining game anchored by real-world gold;

2) GBOX computing box DEPIN project: a physical network infrastructure project using GBOX computing boxes as the carrier.

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8.1.4 Material Contracts

Honwo has disclosed to TRSO all material contracts, customer agreements and supplier agreements. Performance of such contracts will not be materially affected by this transaction.

8.1.5 Honwo and Xiaolin Zhou undertake to be responsible for SolanAI’s operations and development, including but not limited to technology and product R&D, marketing operations, Web3 project development and management, and international business expansion, and to continue, in the next one (1) to three (3) years, to apply for industry-related patents, software copyrights, copyrights and policy funding support for SolanAI.

8.2 TRSO Representations and Warranties

TRSO makes the following representations and warranties to the transferor:

8.2.1 Due Organization and Valid Existence

TRSO, Crestar and SolanAI are duly registered and validly existing companies. TRSO is a company incorporated in Nevada, USA; Crestar is a Hong Kong company; and SolanAI is a Hong Kong company.

8.2.2 Authorization

TRSO has obtained all necessary corporate authorizations to execute and perform this Agreement. TRSO’s board of directors has authorized the execution of this Agreement.

8.2.3 Consideration Shares

The Consideration Shares to be issued by TRSO are lawful and valid and will be issued in accordance with U.S. Securities Laws and Nevada law. Such shares will be validly issued shares of TRSO common stock with full rights and privileges, subject to applicable restrictions.

Article 9 Confidentiality

9.1 Confidential Information

The Parties agree that any non-public information accessed in connection with this transaction, including but not limited to trade secrets, financial data, technical information, customer lists, user data, platform systems, etc. (collectively, “Confidential Information”), shall be kept confidential.

9.2 Confidentiality Obligation

Unless required by law or for the purpose of performing this Agreement, no Party shall disclose Confidential Information to any third party. This confidentiality obligation shall survive termination of this Agreement for a period of five (5) years.

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9.3 Use of Confidential Information

A Party receiving Confidential Information shall use it only for evaluating this transaction or performing this Agreement and for no other purpose.

9.4 Exceptions

The following information shall not constitute Confidential Information:

•	Information that has become or will become public knowledge (not due to the fault of the receiving Party);

•	Information lawfully possessed by the receiving Party;

•	Information lawfully obtained by the receiving Party from a third party;

•	Information required to be disclosed by law.

Article 10 Breach and Remedies

10.1 Definition of Breach

Any Party’s breach of any provision of this Agreement or any representation and warranty shall constitute a breach.

10.2 Liability of the Breaching Party

The breaching Party shall compensate the non-breaching Party for all direct losses suffered thereby, including but not limited to:

•	Economic losses;

•	Attorneys’ fees and litigation costs;

•	Other reasonable fees and expenses.

10.3 Remedies

The non-breaching Party may take the following remedial measures:

•	Require the breaching Party to immediately cure the breach;

•	Require the breaching Party to pay liquidated damages;

•	Require the breaching Party to compensate for losses;

•	Terminate this Agreement.

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Article 11 Governing Law and Dispute Resolution

11.1 Governing Law

The formation, validity, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the State of Nevada, without regard to any choice of law or conflict of law rules.

11.2 Dispute Resolution

Any dispute arising out of or relating to this Agreement shall first be resolved through friendly consultation among the Parties. If no resolution is reached, any Party may bring an action in a court of competent jurisdiction located in Las Vegas, Nevada.

Article 12 Miscellaneous

12.1 Effectiveness

This Agreement shall become effective upon execution by the Parties’ legal representatives or authorized representatives and affixation of corporate seals (if applicable).

12.2 Integration; Supersession

This Agreement constitutes the complete agreement among the Parties regarding this transaction and supersedes all prior oral or written agreements, memoranda of understanding or other agreements.

12.3 Amendment and Supplement

Any amendment, modification, or supplement to this Agreement shall be valid only if made in writing and duly executed by the authorized representatives of all Parties.

This Agreement, together with its appendices (if any), constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, representations, and communications, whether oral or written, relating to such subject matter.

12.4 Severability

If any provision of this Agreement is held invalid or unenforceable, such provision shall be severed without affecting the validity of the remaining provisions.

12.5 Notices

Any notice delivered by one Party to another shall be in writing and delivered by:

•	Personal delivery;

•	Mail delivery;

•	Email.

12.6 Contract Documents

This Agreement is executed in both English and Chinese. In the event of any inconsistency between the two versions, the English version shall prevail. The Chinese version is provided for reference purposes only.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the date first written above.

TRANSUITE.ORG INC.

Signature:	/s/ Mengqing Fan
Name:	Mengqing Fan
Title:	CEO

Crestar Holdings Limited

Signature:	/s/ Hailiang Li
Name:	Hailiang Li
Title:	Director

SolanAI Global Limited

Signature:	/s/ Shu Kei John Fong
Name:	Shu Kei John Fong
Title:	Director

Honwo Technology Holding Limited

Signature:	/s/ Xiaolin Zhou
Name:	Xiaolin Zhou
Title:	CEO

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